Exhibit 99.2

Issue Date: Oct. 27, 2011

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company” or “UAL”) for the fourth quarter and full year 2011. All year-over-year comparisons are based on the pro forma combined company financial statements published in our April 2011 Investor Update which can be found on our website at http://ir.unitedcontinentalholdings.com under Investor Updates in the Investor Resources section of the website.

Capacity

The Company estimates its fourth quarter 2011 combined consolidated domestic available seat miles (“ASMs”) to decrease between 4.6% and 5.6% and combined consolidated international ASMs to be down 0.8% to up 0.2% for a combined consolidated system ASMs decrease between 2.6% and 3.6% as compared to the same period in the prior year. For the full year, the Company estimates its combined consolidated system ASMs to be down 0.3% to 0.5%, with combined consolidated domestic ASMs down 2.2% to 2.5% and combined international ASMs up 2.2% to 2.4% versus 2010.

Non-Fuel Expense Guidance

The Company expects fourth quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses to be up 1.5% to 2.5%, modestly higher than prior fourth quarter cost guidance due to higher year-end liability true-ups driven by historically low treasury rates. For the full year, the Company expects CASM, excluding fuel, profit sharing, certain accounting charges and merger-related expenses to be up 2.0% to 2.3%.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $3.15 per gallon for the fourth quarter and $3.05 per gallon for the full year based on the forward curve as of Oct. 20, 2011.

Non-Operating Income/(Expense)

The Company estimates fourth quarter non-operating expense to be between $205 million and $225 million. For the full year, the Company estimates non-operating expense to be between $995 million and $1,015 million. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Profit Sharing and Stock Based Compensation

The Company pays 15% of total GAAP pre-tax profits, excluding special items and stock compensation program expense, as profit sharing to employees when pre-tax profit, excluding special items, profit sharing expense and stock compensation program expense, exceeds $10 million. Profit sharing expense is accrued on a year-to-date basis, and $242 million has been accrued through the third quarter of 2011. Stock compensation expense for the purposes of the profit sharing calculation is estimated to be $10 million in the fourth quarter and $37 million for the full year 2011.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the fourth quarter, the Company expects approximately $300 million of gross and net capital expenditures excluding purchase deposits of $12 million. For the full year, excluding approximately $134 million of purchase deposits, the Company expects approximately $940 million of gross capital expenditures and $810 million net capital expenditures.

Scheduled debt and capital lease payments for the fourth quarter are estimated to be $0.4 billion. For the full year, scheduled debt and capital leases are estimated to be $2.2 billion. Including all debt pre-payments year-to-date, the Company expects debt and capital lease payments of $2.5 billion in 2011.

Pension Expense and Contributions

The Company estimates that its non-cash pension expense for the combined company will be approximately $100 million for 2011. This amount excludes non-cash settlement charges related to lump-sum distributions. The Company made $31 million of cash contributions to its tax-qualified defined benefit pension plans in September and $31 million of cash contributions in October for a total of $166 million in year-to-date contributions. The Company has exceeded its minimum tax-qualified pension funding requirement for calendar year 2011 and does not expect additional funding in 2011.

Taxes

The Company currently expects to record minimal cash taxes in 2011.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 3.2 points, mainline international advance booked seat factor is down 0.5 points, mainline Atlantic advance booked seat factor is down 0.6 points, mainline Pacific advance booked seat factor is down 4.4 points and mainline Latin America advance booked seat factor is up 2.9 points. Regional advance booked seat factor is up 1.4 points.

Company Outlook

Fourth Quarter and Full Year 2011 Operational Outlook

	Estimated 4Q 2011			Year-Over-Year % Change Higher/(Lower)[1]			Estimated Full Year 2011			Year-Over-Year % Change Higher/(Lower)[1]
Capacity (Million ASMs)
Mainline Capacity
Domestic	26,573	—	26,857	(6.6%)	—	(5.6%)	111,262	—	111,546	(3.2%)	—	(2.9%)
Atlantic	11,247	—	11,363	(3.0%)	—	(2.0%)	49,073	—	49,189	2.1%	—	2.4%
Pacific	9,500	—	9,595	(0.1%)	—	0.9%	38,144	—	38,239	0.8%	—	1.1%
Latin America	4,678	—	4,724	2.6%	—	3.6%	20,317	—	20,363	5.3%	—	5.6%
Total Mainline Capacity	51,998	—	52,539	(3.9%)	—	(2.9%)	218,797	—	219,338	(0.6%)	—	(0.3%)
Regional[2]	8,001	—	8,083	(1.9%)	—	(0.9%)	33,011	—	33,093	(0.1%)	—	0.2%
Consolidated Capacity
Domestic	34,334	—	34,698	(5.6%)	—	(4.6%)	143,327	—	143,691	(2.5%)	—	(2.2%)
International	25,665	—	25,924	(0.8%)	—	0.2%	108,481	—	108,740	2.2%	—	2.4%
Total Consolidated Capacity	59,999	—	60,622	(3.6%)	—	(2.6%)	251,808	—	252,431	(0.5%)	—	(0.3%)

Traffic (Million RPMs)
Mainline Traffic
Domestic
Atlantic
Pacific
Latin America
Total Mainline System Traffic	Traffic guidance to be provided at a future date
Regional System Traffic[2]
Consolidated System Traffic
Domestic System
International System
Total Consolidated System Traffic

Load Factor
Mainline Load Factor
Domestic
Atlantic
Pacific
Latin America
Total Mainline Load Factor	Load factor guidance to be provided at a future date
Regional Load Factor[2]
Consolidated Load Factor
Domestic
International
Total Consolidated Load Factor

1.	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines.
2.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

Company Outlook

Fourth Quarter and Full Year 2011 Financial Outlook

	Estimated 4Q 2011	Year-Over-Year % Change Higher/(Lower)[1]	Estimated FY 2011	Year-Over-Year % Change Higher/(Lower)[1]
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue
Regional Passenger Unit Revenue	Revenue guidance to be provided at a future date
Consolidated Passenger Unit Revenue
Cargo and Other Revenue ($M)

Operating Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing	13.38 — 13.46	10.3% —10.9%	12.77 —12.79	10.4% —10.6%
Regional Unit Cost	19.47 — 19.63	7.7% — 8.6%	19.44 — 19.48	11.0% —11.2%
Consolidated Unit Cost Excluding Profit Sharing	14.19 — 14.28	9.9% — 10.6%	13.64 — 13.67	10.5% —10.8%

Non-Fuel Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Fuel and Profit Sharing	8.65 — 8.73	1.9% — 2.9%	8.24 — 8.26	2.5% — 2.7%
Regional Unit Cost Excluding Fuel	12.17 — 12.33	(1.1%) — 0.2%	12.07 — 12.11	(0.1%) — 0.2%
Consolidated Unit Cost Excluding Fuel and Profit Sharing	9.12 — 9.21	1.5% — 2.5%	8.74 — 8.77	2.0% — 2.3%

Select Expense Measures ($M)
Aircraft Rent	$245		$1,010
Depreciation and Amortization	$390		$1,550

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	790		3,310
Regional Fuel Consumption (Million Gallons)	180		730
Consolidated Fuel Consumption (Million Gallons)	970		4,040
Consolidated Fuel Price Excluding Hedges	$3.13 / Gallon		$3.18 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$3.15 / Gallon		$3.05 / Gallon

Non-Operating Income/(Expense) ($M)	($205) — ($225)		($995) — ($1,015)

Income Taxes
Income Tax Rate	0%		0%

Capital Expenditures ($M)
Gross Capital Expenditures ex Purchase Deposits	$300		$940
Net Capital Expenditures ex Purchase Deposits	$300		$810
Purchase Deposits	$12		$134

Debt and Capital Lease Obligations ($B)
Scheduled Debt and Capital Lease Obligations	$0.4		$2.2

1.	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines.
2.	Excludes special charges.

Company Outlook

Fuel Hedge Positions by Quarter

As of Oct. 20, 2011, the Company had hedged approximately 34% of its expected first half of 2012 consolidated fuel consumption; further details are as follows:

		4Q 2011		1Q 2012		2Q 2012
		% of Expected Consumption	Weighted Average Strike Price	% of Expected Consumption	Weighted Average Strike Price	% of Expected Consumption	Weighted Average Strike Price
WTI Crude Oil Swaps	($/bbl)	10%	$92.03	2%	$94.43	—
Heating Oil Swaps	($/gal)	4%	2.93	2%	2.93	—
Jet Fuel Swaps	($/gal)	4%	3.03	—		—
WTI Crude Oil Call Options	($/bbl)	12%	98.79	2%	99.40	—
Heating Oil Call Options	($/gal)	5%	3.23	15%	3.23	12%	3.20
Jet Fuel Call Options	($/gal)	2%	3.21	—		—
Heating Oil Collars	($/gal)	19%	3.27 2.63	18%	3.18 2.63	17%	3.07 2.49

Total		56%		39%		29%

Fuel Price Sensitivity

The table below outlines the Company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of Oct. 20, 2011:

Crude Oil Price*	Cash Settled Hedge Impact	1Q11	2Q11	3Q11	4Q11	FY11
$100 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$3.35	$3.23
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	($0.03)	($0.14)
$95 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$3.27	$3.21
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	($0.01)	($0.13)
$90 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$3.19	$3.20
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	$0.01	($0.13)
$86.11 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$3.13	$3.18
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	$0.02	($0.12)
$80 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$3.03	$3.16
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	$0.04	($0.12)
$75 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$2.96	$3.14
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	$0.05	($0.12)
$70 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.94	$3.38	$3.24	$2.88	$3.12
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.27)	($0.08)	$0.07	($0.11)

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with Oct. 20, 2011 forward prices and a parallel crude forward price curve consistent with Oct. 20, 2011 forward prices. Row headings refer to illustrative spot closing prices on Oct. 20, 2011.
**	Fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	4Q 2011 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	330	330	$ —
$1 million - $36 million	330	331	—
$37 million - $61 million	330	371	4
$62 million - $111 million	330	383	7
$112 million - $371 million	330	388	8
$372 million or greater	330	392	12

	Full Year 2011 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	329	329	$ —
$1 million - $144 million	329	331	—
$145 million - $247 million	329	371	17
$248 million - $1,096 million	329	383	26
$1,097 million - $1,487 million	329	394	59
$1,488 million or greater	329	398	76

Company Outlook

Fleet Plan

As of Oct. 27, 2011, the Company’s fleet plan, including aircraft operated by the Company or on the Company’s behalf under a capacity purchase agreement is as follows:

	Mainline Aircraft
	YE 2010	1Q 2011 Δ	2Q 2011 Δ	3Q 2011 Δ	4Q 2011 Δ	YE 2011	FY YOY Δ
B747-400	25	(1)	—	(1)	—	23	(2)
B777-200	74	—	—	—	—	74	—
B767-200/300/400	61	—	(1)	(1)	—	59	(2)
B757- 200/300	158	—	—	(1)	(2)	155	(3)
B737- 500/700/800/900	240	1	(1)	(1)	(1)	238	(2)
A319/A320	152	—	—	—	—	152	—

Total Mainline Aircraft	710	—	(2)	(4)	(3)	701	(9)

	Regional Aircraft
	YE 2010	1Q 2011 Δ	2Q 2011 Δ	3Q 2011 Δ	4Q 2011 Δ	YE 2011	FY YOY Δ
Q400	20	6	3	1	—	30	10
Q300	—	—	4	1	—	5	5
Q200	16	—	—	—	—	16	—
ERJ- 145	273	3	(9)	(1)	—	266	(7)
CRJ200	81	(2)	—	—	—	79	(2)
CRJ700	115	—	—	—	—	115	—
EMB 120	9	—	—	—	—	9	—
EMB 170	38	—	—	—	—	38	—

Total Regional Aircraft	552	7	(2)	1	—	558	6

Total Aircraft	1,262	7	(4)	(3)	(3)	1,259	(3)

Non— GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

	4Q 2011 Estimate		FY 2011 Estimate
Mainline Unit Cost (¢/ASM)	Low	High	Low	High
Mainline Unit Cost Excluding Profit Sharing	13.38	13.46	12.77	12.79
Special Items and other exclusions (a)	—	—	—	—

Mainline Unit Costs Excluding Profit Sharing and Special Items (b)	13.38	13.46	12.77	12.79
Less: Fuel Expense (c)	(4.73)	(4.73)	(4.53)	(4.53)

Mainline Unit Cost Excluding Fuel, Profit Sharing and Special Items (c)	8.65	8.73	8.24	8.26

Regional Unit Cost (¢/ASM)	Low	High	Low	High
Regional Unit Cost	19.47	19.63	19.44	19.48
Less: Fuel expense	(7.30)	(7.30)	(7.37)	(7.37)

Regional Unit Cost Excluding Fuel	12.17	12.33	12.07	12.11

Consolidated Unit Cost (¢/ASM)	Low	High	Low	High
Consolidated Unit Cost Excluding Profit Sharing	14.19	14.28	13.64	13.67
Special Items and other exclusions (a)	—	—	—	—

Consolidated Unit Cost Excluding Profit Sharing and Special Items (b)	14.19	14.28	13.64	13.67
Less: Fuel Expense (c)	(5.07)	(5.07)	(4.90)	(4.90)

Consolidated Unit Cost Excluding Fuel, Profit Sharing and Special Items (c)	9.12	9.21	8.74	8.77

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.

(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.

(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com